EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
January 13, 2012	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017) or
Tom Vann (CEO) 252-940-4916
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports Increase in December 31, 2011 Quarterly and
 Year End Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter and year ended December 31, 2011.

For the 2011 fourth quarter, net income increased 9.4% to $441,000 or $0.05 per diluted common share, from net income of $403,000 or $0.04 per diluted common share earned in the linked 2011 third quarter, compared to a net operating loss of $6.5 million or ($0.67) per diluted common share for the 2010 fourth quarter.

Net income for the year ended December 31, 2011 increased to $1.6 million or $0.16 per diluted common share, compared to a net operating loss of $2.4 million or ($0.24) per diluted common share for the year ended December 31, 2010.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the fourth quarter of 2011. The Company continues to generate solid core earnings.  Fourth quarter 2011 net earnings were $441,000, after recording $2.6 million of credit loss provisions. In the 2011 fourth quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties.  While the volume of our nonperforming assets increased during 2011, based on our current analysis we continue to remain cautiously optimistic about the financial stress some of our borrowers are facing.  Consequently, we are provisioning accordingly to replenish net charge-offs and to maintain our allowance for loan and lease losses at an adequate level.  Mitigating our nonperforming assets will continue to be a top priority for the Bank during 2012,” said Mr. Vann.

Asset Quality

Total nonperforming assets, including loans on non-accrual status, restructured loans on non-accrual status and other real estate owned, increased to $60.0 million at December 31, 2011, from $52.9 million at December 31, 2010.  Loans on non-accrual status increased to $21.6 million at December 31, 2011, from $14.3 million at December 31, 2010.  At December 31, 2011, $10.6 million of these loans were earning interest, compared to $5.1 million at December 31, 2010.

Restructured loans on non-accrual status, declined to $21.4 million at December 31, 2011, from $27.0 million at December 31, 2010.  At December 31, 2011, $12.2 million of these restructured loans were current and making scheduled payments according to the terms of their restructure, compared to $14.6 million at December 31, 2010.  Performing restructured loans on full accrual status totaled $25.4 million at December 31, 2011, compared to $31.3 million at December 31, 2010.

Other real estate owned increased to $17.0 million at December 31, 2011, from $11.6 million at December 31, 2010, reflecting foreclosure activity net of sales of certain real estate properties.

“The stabilization of property values continues to be an issue in the markets we serve.  We will continue monitoring these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

The Bank recorded $2.6 million of provisions for credit losses in both the 2011 fourth quarter and the linked 2011 third quarter, compared to $13.7 million in the 2010 fourth quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for loan and lease losses (ALLL) at a level that management believes is adequate to absorb probable future losses in the loan portfolio.  The ALLL was $15.2 million at December 31, 2011 (2.8% of total loans), compared to $18.8 million at December 31, 2010 (3.0% of total loans). Net charge offs were $5.8 million in the 2011 fourth quarter, compared to $3.0 million in the linked 2011 third quarter and $3.4 million in the 2010 fourth quarter.

Mr. Vann stated, “Management continues to feel it is prudent to take a conservative posture in provisioning for credit losses during these weak economic conditions as we mitigate problem assets.  We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the ALLL.”

Net Interest Income

Net interest income remained relatively consistent at $7.8 million for the 2011 fourth quarter, compared to $8.0 million for the linked 2011 third quarter and $7.8 million for the 2010 fourth quarter. The change in levels of net interest income is influenced by the volume of interest-earning assets and interest-bearing liabilities and the management of rates earned and paid during each respective reporting period. The net interest margin on average earning assets also remained relatively consistent at 4.5% for the 2011 fourth quarter, compared to 4.6% for the linked 2011 third quarter and 4.3% for the 2010 fourth quarter.

Non-Interest Income

Total non-interest income increased to $2.6 million for the 2011 fourth quarter, from $2.3 million for the linked 2011 third quarter and $1.9 million for the comparative 2010 fourth quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) also remained relatively consistent at $1.7 million for both the 2011 fourth quarter and the linked 2011 third quarter, compared to $1.9 million for the comparative 2010 fourth quarter.

Net gains from mortgage loan sales increased to $467,000 in the 2011 fourth quarter, from $165,000 in the linked 2011 third quarter and $311,000 in the comparative 2010 fourth quarter.  Net gains from mortgage-backed securities sales increased to $262,000 in the 2011 fourth quarter, from $204,000 in the linked 2011 third quarter and $51,000 in the comparative 2010 fourth quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $24,000 of net losses on the sale of other real estate owned properties during the 2011 fourth quarter, compared to net losses of $16,000 in the linked 2011 third quarter and $597,000 in the 2010 fourth quarter.

Non-Interest Expense

Total non-interest expense increased to $7.2 million for the 2011 fourth quarter, from $7.0 million for the linked 2011 third quarter and $6.7 million for the 2010 fourth quarter.  The largest component of non-interest expense, compensation and fringe benefits, declined to $3.6 million for the 2011 fourth quarter, from $3.7 million for the linked 2011 third quarter and $3.8 million for the comparative 2010 fourth quarter, reflecting the Bank’s efforts of managing human resources cost.

Expenses attributable to valuation adjustments, renovating, maintenance and property taxes paid for the current volume of other real estate owned properties increased to $977,000 for the 2011 fourth quarter, from $579,000 for the linked 2011 third quarter, and $220,000 for the comparative 2010 fourth quarter.

FDIC insurance premiums declined to $261,000 for the 2011 fourth quarter, from $388,000 for the linked 2011 third quarter and $290,000 for the comparative 2010 fourth quarter, reflecting a new change in the FDIC’s deposit insurance assessment calculation based on assets and tier one capital versus deposits.

Other noninterest expenses including premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective reporting periods.

Income tax expense was $142,000 for the 2011 fourth quarter and $256,000 for the linked 2011 third quarter, compared to a $4.3 million income tax benefit for the 2010 fourth quarter that resulted from a net pre-tax operating loss.  Changes in the amount of income tax expense reflects changes in pretax income, deductible expenses, the application of permanent and temporary differences and the applicable income tax rates in effect during each period.

Balance Sheet

Total assets declined to $745.2 million at December 31, 2011, from $797.2 million at December 31, 2010. Net loans and leases receivable declined to $525.2 million at December 31, 2011, from $606.1 million at December 31, 2010, reflecting the net of principal repayments, the volume of loans originated, foreclosures, sales, and securitizations of loans into mortgage-backed securities during the current year.  Mortgage-backed securities increased to $135.8 million at December 31, 2011, from $98.9 million at December 31, 2010, reflecting the net of purchases, sales, principal repayments and securitizations of certain mortgage loans during the current year.  Cash and overnight investments declined to $32.8 million at December 31, 2011, from $44.4 million at December 31, 2010, reflecting net changes in the Bank’s cash flow and liquidity position, including the repayment of borrowings.

Total deposits declined to $642.6 million at December 31, 2011, from $689.5 million at December 31, 2010.  Borrowings declined to $2.1 million at December 31, 2011, from $11.5 million at December 31, 2010, reflecting the repayment of a $10.0 million fixed-rate FHLB advance.  The cost of funds improved to 1.0% for the 2011 fourth quarter, from 1.1% for the linked 2011 third quarter and from 1.2% for the comparative 2010 fourth quarter. The Bank manages its cost of funds by a combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings in the current lower interest rate environment.

Stockholders' equity increased to $82.4 million at December 31, 2011, from $79.5 million at December 31, 2010, reflecting year-to-date net income and changes in accumulated other comprehensive income.  The equity to assets ratio increased to 11.1% at December 31, 2011, from 10.0% at December 31, 2010.  There were 9,751,271 common shares outstanding at both December 31, 2011 and December 31, 2010.  The book value per common share increased to $8.45 at December 31, 2011, from $8.15 at December 31, 2010.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company.  Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 26 full service branch offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31 *
	2011	2010
Assets	(unaudited)

Cash and due from banks	$14,298,146	$14,684,377
Interest-bearing deposits in financial institutions	18,476,173	29,749,236
Mortgage-backed securities - available for sale, at fair value	85,309,481	98,637,742
Mortgage-backed securities - held for investment	50,524,724	244,836
Loans and leases receivable:
Held for sale	6,435,983	4,464,040
Held for investment	533,960,226	620,440,530
Allowance for loan and lease losses	(15,194,014)	(18,830,288)
Loans and leases receivable, net	525,202,195	606,074,282
Premises and equipment, net	11,679,430	9,162,538
Other real estate owned	17,004,874	11,616,390
Stock in Federal Home Loan Bank of Atlanta, at cost	1,886,900	3,474,900
Accrued interest receivable	2,210,314	2,336,527
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,237,161	1,357,659
Identifiable intangible assets	70,740	102,180
Income tax receivable	2,205,941	2,864,993
Prepaid expenses and other assets	10,897,815	12,721,610

Total assets	$745,222,470	$797,245,846

Liabilities and Stockholders' Equity

Deposits:
Demand	$243,719,526	$234,501,026
Savings	28,988,522	24,498,789
Large denomination certificates of deposit	195,429,182	222,578,449
Other time	174,479,477	207,886,450
Total deposits	642,616,707	689,464,714
Borrowed money	2,096,189	11,503,110
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	7,804,688	6,454,818
Total liabilities	662,827,584	717,732,642

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 shares issued; 9,751,271 shares outstanding	97,513	97,513
Additional paid-in capital	35,815,098	35,795,586
Retained earnings, substantially restricted	76,510,081	74,956,772
Treasury stock, at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	1,939,463	630,602
Total stockholders' equity	82,394,886	79,513,204

Total liabilities and stockholders' equity	$745,222,470	$797,245,846

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2011	2010	2011	2010

Interest income:
Interest and fees on loans	$8,110,354	$8,971,629	$34,422,548	$38,843,771
Interest and dividends on investments and deposits	1,252,652	956,429	4,880,827	4,027,268
Total interest income	9,363,006	9,928,058	39,303,375	42,871,039

Interest expense:
Interest on deposits	1,520,771	2,002,600	7,189,999	8,301,551
Interest on borrowings	1,485	82,079	31,965	384,161
Interest on junior subordinated notes	85,968	81,884	334,219	333,689
Total interest expense	1,608,224	2,166,563	7,556,183	9,019,401

Net interest income	7,754,782	7,761,495	31,747,192	33,851,638
Provision for credit losses	2,639,461	13,700,000	10,812,754	22,151,787
Net interest income after provision for credit losses	5,115,321	(5,938,505)	20,934,438	11,699,851

Non-interest income:
Fees and service charges	1,512,785	1,665,795	6,067,185	6,864,083
Loan servicing fees	191,472	192,315	781,881	747,387
Gain (loss) on sale of other real estate, net	(23,947)	(596,751)	(68,365)	(523,173)
Gain on sale of mortgage loans	467,287	311,169	864,233	1,155,690
Gain on sale of mortgage-backed securities	262,220	50,562	518,614	1,682,453
Gain on sale of investment securities	-	-	-	2,406
Other income	238,403	296,282	1,256,477	915,022
Total non-interest income	2,648,220	1,919,372	9,420,025	10,843,868

Non-interest expense:
Compensation and fringe benefits	3,557,057	3,783,196	14,946,438	15,583,817
Federal deposit insurance premiums	260,914	289,626	1,233,377	1,158,544
Premises and equipment	430,140	425,962	1,703,121	1,741,462
Advertising	50,066	36,798	181,121	148,380
Payroll and other taxes	300,320	326,526	1,392,526	1,392,624
Data processing	635,901	677,019	2,558,390	2,576,386
Amortization of intangible assets	100,660	145,659	542,698	493,785
Other real estate owned expense	977,139	219,616	2,040,741	533,512
Other	868,171	833,855	3,354,936	3,096,324
Total non-interest expense	7,180,368	6,738,257	27,953,348	26,724,834

Income before income tax expense	583,173	(10,757,390)	2,401,115	(4,181,115)

Income tax expense	142,007	(4,259,923)	847,806	(1,801,319)

Net income	$441,166	$(6,497,467)	$1,553,309	$(2,379,796)

Per share data:
Basic earnings per share	$0.05	$(0.67)	$0.16	$(0.24)
Diluted earnings per share	$0.05	$(0.67)	$0.16	$(0.24)
Dividends per share	$0.00	$0.00	$0.00	$0.49
Average basic shares outstanding	9,751,271	9,748,948	9,751,271	9,744,870
Average diluted shares outstanding	9,751,271	9,748,948	9,751,271	9,745,047

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$745,222	$768,411	$784,538	$791,154	$797,246	$745,222	$797,246

Loans receivable (net):
Mortgage	$66,249	$80,453	$56,564	$53,925	$55,450	$66,249	$55,450
Commercial	378,823	405,712	428,141	445,930	463,155	378,823	463,155
Consumer	72,821	74,097	76,459	79,517	79,469	72,821	79,469
Leases	7,309	7,972	7,825	7,829	8,000	7,309	8,000
Total loans (net)	$525,202	$568,234	$568,989	$587,201	$606,074	$525,202	$606,074

Cash and investments	$32,774	$32,909	$44,565	$34,537	$44,434	$32,774	$44,434
Mortgage-backed securities	135,834	119,764	124,539	120,565	98,883	135,834	98,883
Premises and equipment	11,679	11,209	10,753	10,196	9,163	11,679	9,163
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,237	1,091	1,197	1,284	1,358	1,237	1,358

Deposits:
Savings	$28,988	$27,551	$26,999	$26,251	$24,499	$28,988	$24,499
Checking	243,720	243,582	240,048	237,605	234,501	243,720	234,501
Certificates	369,909	394,007	416,855	429,772	430,465	369,909	430,465
Total deposits	$642,617	$665,140	$683,902	$693,628	$689,465	$642,617	$689,465

Borrowings	$2,096	$1,986	$2,349	$2,363	$11,503	$2,096	$11,503
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	82,395	82,061	80,894	79,648	79,513	82,395	79,513

Consolidated earnings summary:
Interest income	$9,363	$9,861	$10,188	$9,891	$9,928	$39,303	$42,871
Interest expense	1,608	1,852	2,010	2,086	2,166	7,556	9,019
Net interest income	7,755	8,009	8,178	7,805	7,762	31,747	33,852
Provision for credit losses	2,640	2,643	3,080	2,450	13,700	10,813	22,152
Noninterest income	2,648	2,292	2,498	1,982	1,919	9,420	10,844
Noninterest expense	7,180	6,999	6,988	6,786	6,738	27,953	26,725
Income tax expense (benefit)	142	256	226	225	(4,260)	848	(1,801)
Net income (loss)	$441	$403	$382	$326	$(6,497)	$1,553	$(2,380)

Per Share Data:
Basic earnings (loss) per share	$0.05	$0.04	$0.04	$0.03	$(0.67)	$0.16	$(0.24)
Diluted earnings (loss) per share	$0.05	$0.04	$0.04	$0.03	$(0.67)	$0.16	$(0.24)
Dividends per share	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.49
Book value per share	$8.45	$8.42	$8.30	$8.17	$8.15	$8.45	$8.15

Average basic shares	9,751,271	9,751,271	9,751,271	9,751,271	9,748,948	9,751,271	9,744,870
Average diluted shares	9,751,271	9,751,271	9,751,271	9,751,271	9,748,948	9,751,271	9,745,047

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
		(dollars in thousands except per share data)
Performance ratios:
Yield on average earning assets	5.44%	5.64%	5.78%	5.59%	5.51%	5.61%	5.81%
Cost of funds	0.96%	1.08%	1.14%	1.18%	1.21%	1.09%	1.26%
Net interest spread	4.48%	4.56%	4.64%	4.41%	4.30%	4.52%	4.55%
Net interest margin/average earning assets	4.51%	4.58%	4.64%	4.41%	4.31%	4.54%	4.59%
Earning assets to total assets	91.09%	90.47%	88.61%	89.85%	89.94%	91.09%	89.94%

Return on average assets (annualized)	0.23%	0.21%	0.19%	0.16%	-3.21%	0.20%	-0.29%
Return on average equity (annualized)	2.13%	1.97%	1.90%	1.63%	-30.31%	1.91%	-2.74%
Efficiency ratio	68.95%	67.77%	65.38%	69.25%	69.52%	67.83%	59.72%

Average assets	$757,905	$774,383	$791,644	$794,615	$810,459	$757,905	$810,459
Average earning assets	$688,457	$698,984	$704,792	$707,982	$727,718	$688,457	$727,718
Average equity	$82,708	$81,757	$80,517	$79,978	$85,746	$82,708	$85,746

Equity/Assets	11.06%	10.68%	10.31%	10.07%	9.97%	11.06%	9.97%
Tangible Equity/Assets	10.48%	10.12%	9.76%	9.52%	9.43%	10.48%	9.43%

Asset quality data and ratios:
Loans on nonaccrual status:
Nonaccrual loans
Earning	$10,601	$3,179	$3,853	$4,954	$5,143	$10,601	$5,143
Non-Earning	$11,007	$15,107	$15,657	$11,769	$9,150	$11,007	$9,150
Total Non-Accrual Loans	$21,608	$18,286	$19,510	$16,723	$14,293	$21,608	$14,293
Nonaccrual restructured loans
Past Due TDRs	$9,170	$12,568	$11,228	$15,024	$12,407	$9,170	$12,407
Current TDRs	$12,247	$11,172	$10,421	$8,780	$14,566	$12,247	$14,566
Total TDRs	$21,417	$23,740	$21,649	$23,804	$26,973	$21,417	$26,973
Total loans on nonaccrual status	$43,025	$42,026	$41,159	$40,527	$41,266	$43,025	$41,266
Other real estate owned	$17,005	$12,886	$11,387	$12,069	$11,616	$17,005	$11,616
Total nonperforming assets	$60,030	$54,912	$52,546	$52,596	$52,882	$60,030	$52,882

Performing restructured loans on accrual status	$25,388	$19,820	$22,831	$16,055	$31,334	$25,388	$31,334

Allowance for loan and lease losses	$15,194	$18,307	$18,667	$19,320	$18,830	$15,194	$18,830
Allowance for unfunded loan commitments	$254	$256	$251	$231	$237	$254	$237
Allowance for credit losses	$15,448	$18,563	$18,918	$19,551	$19,067	$15,448	$19,067

Allowance for loan and lease losses to loans	2.81%	3.12%	3.17%	3.18%	3.01%	2.81%	3.01%
Allowance for unfunded loan commitments to unfunded commitments	0.38%	0.39%	0.36%	0.30%	0.30%	0.38%	0.30%
Allowance for credit losses to loans	2.85%	3.16%	3.21%	3.22%	3.04%	2.85%	3.04%

Net charge-offs (recoveries)	$5,752	$3,018	$3,713	$1,966	$3,407	$14,449	$16,829
Net charge-offs (recoveries) to loans	1.10%	0.53%	0.65%	0.32%	0.54%	2.75%	2.78%
Nonaccrual loans to loans	8.19%	7.40%	7.23%	6.90%	6.81%	8.19%	6.81%
Nonperforming assets to assets	8.06%	7.15%	6.69%	6.65%	6.63%	8.06%	6.63%
Loans to deposits	84.26%	88.35%	86.10%	87.63%	90.83%	84.26%	90.83%
Loans to assets	72.66%	76.48%	75.06%	76.82%	78.55%	72.66%	78.55%
Loans serviced for others	$319,363	$302,307	$314,220	$317,816	$318,218	$319,363	$318,218